Exhibit (a)(1)(F)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
              (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

                                      GIVE THE
                                      SOCIAL SECURITY
                                      NUMBER OF
                                      ----------------
   FOR THIS TYPE OF ACCOUNT
1. An individual's account.           The individual

2. Two or more                        The actual owner of the
   individuals                        account or, if combined
   (joint account)                    funds, the first individual
                                      on the account(1)

3. Custodian account of               The minor(2)
   a minor (Uniform
   Gift to Minors Act)

4  a. The usual revocable             The grantor-trustee(1)
      savings trust account
      (grantor is also
      trustee)
   b. So-called trust                 The actual owner(l)
      account that is
      not a legal or
      valid trust under
      State Law

5.  Sole proprietorship or The owner(3) single owner LLC

                                      GIVE THE EMPLOYER
                                      IDENTIFICATION
                                      NUMBER OF
                                      ------------------
FOR THIS TYPE OF ACCOUNT
6. A valid trust, estate, or          The legal entity(4)
   pension trust

7. Corporate account or               The corporation
   LLC electing corporate
   status on Form 8832

8. Association, club,                 The organization
   religious, charitable,
   educational or
   other tax-exempt organization

9. Partnership or multi-              The partnership
   member LLC account

10.A broker or                        The broker or nominee
   registered nominee

11.Account with the                   The public entity
   Department of
   Agriculture in the
   name of a public
   entity (such as a State
   or local government,


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   school district or
   prison) that receives
   agricultural program
   payments


(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner.

(4) List first and circle the name of the valid trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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NAME

If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for "Other" and enter "LLC" in the space provided.

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office or get this form on-line at www.socialsecurity.gov/online/ss-5.pdf, or Form SS-4, Application for Employer Identification Number. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Form SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee listed in (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments over $600 required to be reported and direct sales over $5,000 are generally exempt from backup withholding only if made to payees described in items (1) through
(7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.

(l) A corporation.

(2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7).

(3) The United States or any agencies or instrumentalities.

(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.



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(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or custodian.

(15) A trust exempt from tax under Section 664 or described in section 4947.

Payments of dividends generally not subject to backup withholding also include the following:

o Payments to nonresident aliens subject to withholding under section 1441.

o Payments made by certain foreign organizations.


Payments of interest generally not subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals.

     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.

     o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o Payments described in section 6049(b)(5) to nonresident aliens.

o Payments on tax-free covenant bonds under section 1451.

o Payments made by certain foreign organizations.

o Mortgage interest paid to you.


Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR AN APPROPRIATE COMPLETED INTERNAL REVENUE FORM W-8 (INSTEAD OF FORM W-9).

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE. Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. The authority to disclose information to combat terrorism expired on December 31, 2003. Legislation is pending that would reinstate this authority.



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You must provide your TIN whether or not you are required to file a tax return.
Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TIN. If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.